CoreSite

EARNINGS RELEASE AND **SUPPLEMENTAL INFORMATION**

QUARTER ENDED JUNE 30, 2021

CoreSite
200 Bauchet S
LA3

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	2

CoreSite Reports Second Quarter 2021 Financial Results

– Delivered Strong Q2 Financial Results, Including 7.7% Revenue Growth Year Over Year –

– Executed $7.8 Million of New and Expansion Sales, Driven by Retail Colocation and Small Scale –

– Increased Total Data Center Portfolio Occupancy by 220 Basis Points Year-to-Date –

DENVER, CO – July 29, 2021 – CoreSite Realty Corporation (NYSE:COR) (“the Company”), a premier provider of secure, reliable high-uptime data center campuses with high-performance cloud access and interconnection solutions across the U.S., today announced financial results for quarter ended June 30, 2021.

Q2 2021 Quarterly Highlights

o	Key Financial Results –
o	Grew operating revenues to $162.1 million, an increase of 7.7% year over year and 2.8% sequentially
o	Delivered net income of $0.59 per common diluted share, an increase of $0.07 year over year and $0.08 sequentially
o	Grew adjusted EBITDA to $87.4 million, an increase of 7.1% year over year and 1.6% sequentially
o	Generated FFO, as adjusted, of $1.42 per diluted share and unit, an increase of $0.07, or 5.2% year over year and $0.02, or 1.4% sequentially
o	Paid a dividend of $1.27 per share for the second quarter on July 15th, an increase of 3.25% over the prior quarter
o	Lease Commencements –
o	Commenced 133 new and expansion leases for 59,174 net rentable square feet (“NRSF”), representing $8.4 million of annualized GAAP rent, for an average rate of $142 per NRSF
o	Leasing Activity –
o	Signed 112 new and expansion leases for 33,135 NRSF and $7.8 million of annualized GAAP rent, for an average rate of $235 per NRSF
o	Renewed 330 leases for 136,564 NRSF and $20.4 million of annualized GAAP rent, for an average rate of $149 per NRSF
o	Renewed leases reflected an increase of 4.2% in cash rent and 7.1% in GAAP rent, and we reported churn of 1.3%

Q2 Notable Events

o	Achieved Stabilization at Our SV8 Data Center During the Quarter
o	During the second quarter, our SV8 data center reached 98% occupancy less than two years after the delivery of SV8 Phase 1
o	Completed the New Boston Chiller Plant Project
o	The multipurpose chiller plant project will provide significantly expanded cooling capacity and generate a positive return on investment through improved power efficiency
o	This project is another leap forward in our ongoing energy efficiency improvement initiative described in our sustainability report

“We are optimistic about the fundamental market drivers supporting our go-to-market strategy,” said Paul Szurek, CoreSite’s President and Chief Executive Officer. “Technology requiring low-latency, high-performance, hybrid-cloud IT architectures continues to play an increasingly important role in the success of businesses. We believe we are well-positioned to capture a good share of the edge needs in our major metropolitan U.S. markets.”

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	3

Quarter Ended June 30, 2021

Sales Activity

CoreSite achieved new and expansion sales of $7.8 million of annualized GAAP rent for the quarter, which included annualized GAAP rent of $3.4 million, $3.6 million, and $0.8 million from retail colocation, small scale, and large scale leases, respectively.

“We remain focused on targeting retail and scale customers with performance-sensitive applications requiring high-performance interoperability and hybrid-cloud architectures,” said Steve Smith, CoreSite’s Chief Revenue Officer. “We expect these leases to drive higher yields with incremental power margin and interconnection revenues that we typically see through these types of deployments, while we continue to work on a strong funnel of scale opportunities with longer sales cycles.”

CoreSite had annualized GAAP backlog of $8.1 million, or $15.6 million on a cash basis, for leases signed by not yet commenced. The difference between GAAP and cash backlog is primarily driven by a handful of scale leases with power ramps in the early portion of their lease terms.

Other Financial Results

CoreSite’s $162.1 million of operating revenues for the second quarter, including $136.8 million of rental, power and related revenue, reflecting 7.6% year over year growth, $22.6 million of interconnection revenue, reflecting 8.2% year over year growth, and $2.7 million of office, light-industrial and other revenue. Net income was $28.5 million for the quarter, or $0.59 attributable to each common diluted share.

Development Activity

CoreSite continues to invest and develop new capacity as needed to meet market demand.

o	LA3 Phase 2 comprised of 54,000 NRSF and 6 megawatts (“MW”) is under construction and continues to be on track for its estimated completion in the fourth quarter of 2021.
o	NY2 Phase 4A comprised of 35,000 NRSF and 4 MWs commenced development during the quarter and is scheduled for completion in the first quarter of 2022.

CoreSite’s ongoing data center development and operational position includes –

o	the ability to increase its occupied footprint of purpose-built data centers, both owned and leased, by approximately 1.9 million NRSF, or about 82.4%, including space unoccupied, under construction, pre-construction or held for development, and
o	owning (versus leasing) 93.1% of its current and developable 4.3 million data center NRSF, supporting operational control, expansion and long-term expense management.

Balance Sheet and Liquidity

The Company’s balance sheet remains strong, with a ratio of net principal debt to second quarter annualized adjusted EBITDA of 5.0 times, or 4.9 times including GAAP backlog. As of the end of the second quarter, CoreSite had approximately $264.3 million of current liquidity, including $2.9 million of cash and $261.4 million of available capacity on its revolving credit facility.

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	4

Quarter Ended June 30, 2021

2021 Updated Guidance

	Updated Guidance	Previous Guidance
Total operating revenues	$645 - $653 million	$642 - $652 million
General and administrative expenses	$46.5 - $50.5 million	$47 - $51 million
Adjusted EBITDA	$340 - $348 million	$336 - $346 million
Net income attributable to common diluted shares	$1.99 - $2.07	$1.81 - $1.91
FFO per common diluted share and OP unit, diluted – as adjusted	$5.52 -$5.60	$5.42 - $5.52

Cash rent growth on data center renewals	2% - 4%	0% - 2%

The increase of $0.09 per share, or 1.6%, at the midpoint of FFO per share, as adjusted, is largely driven by an increase in operating revenues, improved adjusted EBITDA margins, and to a lesser extent, by lower than anticipated interest expense. CoreSite’s full 2021 guidance can be found in the Company’s second quarter 2021 Supplemental Earnings Information on page 21.

Conference Call Details

CoreSite will host its second quarter 2021 earnings call on Thursday, July 29, 2021, at 12:00 p.m. (Eastern Time). The call will be accessible by dialing 1-877-407-3982 (domestic) or 1-201-493-6780 (international).

A replay will be available after the call until August 5, 2021, and can be accessed dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international). The passcode for the replay is 13720612.

The quarterly conference call also will be offered as a simultaneous webcast, accessible by visiting CoreSite.com and clicking on the “Investors” link. An on-line replay will be available for a limited time immediately following the call.

Concurrently with issuing its financial results, the Company will post its second quarter 2021 Supplemental Information on its website at CoreSite.com, under the “Investors” link.

Upcoming Conferences and Events

CoreSite’s management will participate in the Cowen 7th Annual Communications Infrastructure Summit on August 10th.

About CoreSite

CoreSite Realty Corporation (NYSE:COR) delivers secure, reliable, high-uptime data center campuses with high-performance cloud access and interconnection solutions to a growing customer ecosystem across eight key North American markets. More than 1,375 of the world’s leading enterprises, network operators, cloud providers, and supporting service providers choose CoreSite to connect, protect and optimize their performance-sensitive data, applications and computing workloads. Our scalable, flexible solutions and 475+ dedicated employees consistently deliver unmatched data center options — all of which leads to a best-in-class customer experience and lasting relationships. For more information, visit www.CoreSite.com.

CoreSite Contact

Kate Ruppe

Investor Relations Manager

303-222-7369
InvestorRelations@CoreSite.com

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	5

Quarter Ended June 30, 2021

Forward Looking Statements

This earnings release and accompanying supplemental information may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond CoreSite’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. These risks include, without limitation: the geographic concentration of the Company’s data centers in certain markets and any adverse developments in local economic conditions or the level of supply of or demand for data center space in these markets; fluctuations in interest rates and increased operating costs; difficulties in identifying properties to acquire and completing acquisitions; significant industry competition, including indirect competition from cloud service providers; failure to obtain necessary outside financing; the ability to service existing debt; the failure to qualify or maintain its status as a REIT; financial market fluctuations; changes in real estate and zoning laws and increases in real property tax rates;  the effects on our business operations, demand for our services and general economic conditions resulting from the spread of the novel coronavirus (“COVID-19”) in our markets, as well as orders, directives and legislative action by local, state and federal governments in response to such spread of COVID-19; and other factors affecting the real estate industry generally. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in its most recent annual report on Form 10-K, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	6

Company Profile

Low-latency, secure and reliable access to Amazon, Microsoft, Google, Alibaba Cloud, Oracle and IBM from eight key North American Markets.

ONE DATA CENTER PROVIDER. EVERYTHING YOU NEED.

CONNECTIVITY TO NETWORKS AND CLOUDS	THE BEST CUSTOMER EXPERIENCE

Connecting to cloud and network providers within the same data center campus can save thousands of dollars a month in networking and data egress fees while reducing latency

•   Optionality to connect to 775+ cloud, IT and network service providers as business needs evolve

•   31,000+ interconnections

•   Multiple options for peering and cloud exchange, including the CoreSite Open Cloud ExchangeTM, and the Any2 Exchange for Internet Peering, the second largest peering exchange in the U.S.

•   The CoreSite Interconnect GatewaySM allows customers to rapidly optimize application performance with a 100% managed solution

•   CoreSite’s Inter-Site Connectivity allows SDN connectivity between its markets, enabling access to its national ecosystem

475+ team dedicated to ensuring optimal data center performance and meeting the needs of our 1,375+ customers at all times of day

•   Consistent customer satisfaction demonstrated by customer expansion and retention

•   Dedicated move-in and service representatives, and in-house 24/7 data center operations personnel

•   100% uptime Service Level Agreement

•   Prepared to support and respond to our customers, employees, and communities during the COVID-19 pandemic

•   Direct access through our customer portal to provision new space, power, cross-connects, and monitor temperature, humidity, and power draw

HIGH GROWTH, HIGH-DENSITY SOLUTIONS	LOW LATENCY, EDGE MARKETS, GLOBAL REACH

Cloud connectivity is important, and so is the ability for a data center campus to grow as business evolves

•   The ability to cost-effectively scale from a single cabinet to a large-scale deployment

•   Data center campuses that connect our buildings via short-run dark fiber to a network/cloud dense campus ecosystem

•   Flexible and high-density solutions

The closer a business is to its end users, the easier it is to provide a high quality experience

•   25 operating data centers in eight major metros that provide access to 75% of US businesses within 5 milliseconds

•   National footprint with international cloud and data center partnerships for multi-market requirements

•   Access to subsea cables for international reach

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	7

Summary of Financial Data

(in thousands, except per share, NRSF and MRR data)

	For the period of			Growth %		Growth %				Growth %
Summary of Results	Q2 2021	Q1 2021	Q2 2020	Q/Q		Y/Y		YTD 2021	YTD 2020	Y/Y
GAAP Financial Measures
Operating revenues	$162,124	$157,642	$150,543	2.8%		7.7%		$319,766	$297,905	7.3%
Net income	28,475	24,915	25,088	14.3		13.5		53,390	48,076	11.1
Net income attributable to common shares	25,249	21,868	20,671	15.5		22.1		47,117	38,519	22.3
Net income per share attributable to common shares - diluted	$0.59	$0.51	$0.52	15.7		13.5		$1.10	$0.99	11.1

REIT Financial Measures(1)
Funds from operations (FFO) to shares and units	$72,111	$67,804	$65,250	6.4%		10.5%		$139,915	$127,653	9.6%
Funds from operations (FFO) to shares and units, as adjusted(2)	69,013	67,804	65,250	1.8		5.8		136,817	127,653	7.2
Adjusted funds from operations (AFFO)	64,624	60,489	65,291	6.8		(1.0)		125,113	125,401	(0.2)
EBITDAre	85,828	81,675	77,472	5.1		10.8		167,503	152,651	9.7
Adjusted EBITDA	87,410	86,071	81,644	1.6		7.1		173,481	160,305	8.2
FFO per common share and OP unit - diluted	$1.48	$1.40	$1.35	5.7		9.6		$2.88	$2.64	9.1
FFO per common share and OP unit - diluted, as adjusted(2)	$1.42	$1.40	$1.35	1.4		5.2		$2.82	$2.64	6.8

Other Financial Ratios
EBITDAre Margin	52.9%	51.8%	51.5%	110	bps	140	bps	52.4%	51.2%	120	bps
Adjusted EBITDA Margin	53.9%	54.6%	54.2%	(70)	bps	(30)	bps	54.3%	53.8%	50	bps

(1)	See reconciliations of non-GAAP measures on page 11 and a discussion of the non-GAAP disclosures in the Appendix.
(2)	FFO available to shares and units, as adjusted, excludes a one-time benefit of $3.1 million, or $0.06 per share and unit, as a result of the release of a tax liability during the quarter that is no longer expected to be incurred.

	As of
	Q2 2021		Q1 2021		Q4 2020		Q3 2020		Q2 2020

Dividend Activity
Dividends declared per share and OP unit	$1.27		$1.23		$1.23		$1.22		$1.22
TTM FFO payout ratio	89.8%		91.1%		92.7%		93.1%		93.9%
TTM AFFO payout ratio	96.9%		95.5%		95.3%		94.8%		95.2%

Operating Portfolio Statistics
Operating data center properties	25		25		25		24		24
Stabilized data center NRSF	2,623,263		2,502,591		2,502,591		2,516,411		2,516,411
Stabilized data center NRSF occupied	2,290,109		2,189,595		2,174,897		2,207,215		2,226,153
Stabilized data center % occupied	87.3%		87.5%		86.9%		87.7%		88.5%

Turn-Key Data Center ("TKD") Same-Store Statistics
MRR per cabinet equivalent	$1,526		$1,508		$1,478		$1,474		$1,465
TKD NRSF % occupied	83.9%		82.5%		81.8%		82.4%		83.0%

Market Capitalization & Net Principal Debt
Total enterprise value	$8,339,401		$7,600,880		$7,817,206		$7,479,878		$7,514,871
Total net principal debt outstanding	$1,754,634		$1,740,209		$1,717,957		$1,692,106		$1,621,314

Net Principal Debt to:
Annualized adjusted EBITDA	5.0	x	5.1	x	5.2	x	5.2	x	5.0	x
Annualized adjusted EBITDA, including backlog(1)	4.9	x	4.9	x	5.1	x	4.9	x	4.8	x
Enterprise value	21.0%		22.9%		22.0%		22.6%		21.6%

(1)	Backlog is the annualized rent for data center leases that were signed, but have not yet commenced during the quarter. Backlog for the quarter ended June 30, 2021, was $8.1 million on a GAAP basis and $15.6 million on a cash basis.

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	8

Consolidated Balance Sheets

(in thousands, except per share data)

	June 30,	December 31,
	2021	2020
Assets:
Investments in real estate:
Land	$109,400	$104,734
Buildings and improvements	2,289,445	2,273,536
	2,398,845	2,378,270
Less: Accumulated depreciation and amortization	(946,668)	(867,975)
Net investment in operating properties	1,452,177	1,510,295
Construction in progress	365,430	319,411
Net investments in real estate	1,817,607	1,829,706
Operating lease right-of-use assets, net	164,282	173,928
Cash and cash equivalents	2,866	5,543
Accounts and other receivables, net	24,804	20,849
Lease intangibles, net	1,612	2,507
Goodwill	40,646	40,646
Other assets, net	105,406	103,094
Total assets	$2,157,223	$2,176,273

Liabilities and equity:
Liabilities
Debt, net	$1,751,005	$1,715,911
Operating lease liabilities	180,709	189,404
Accounts payable and accrued expenses	84,599	79,140
Accrued dividends and distributions	65,154	63,878
Acquired below-market lease contracts, net	2,214	2,313
Unearned revenue, prepaid rent and other liabilities	51,907	53,149
Total liabilities	2,135,588	2,103,795

Stockholders' equity
Common stock, par value $0.01	436	422
Additional paid-in capital	566,370	555,595
Accumulated other comprehensive loss	(13,828)	(20,526)
Distributions in excess of net income	(533,451)	(471,910)
Total stockholders' equity	19,527	63,581
Noncontrolling interests	2,108	8,897
Total equity	21,635	72,478
Total liabilities and equity	$2,157,223	$2,176,273

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	9

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Operating revenues:
Data center revenue:(1)
Rental, power, and related revenue	$136,793	$132,976	$127,108	$269,769	$251,613
Interconnection revenue	22,606	22,160	20,897	44,766	40,982
Total data center revenue	159,399	155,136	148,005	314,535	292,595
Office, light-industrial and other revenue	2,725	2,506	2,538	5,231	5,310
Total operating revenues	162,124	157,642	150,543	319,766	297,905

Operating expenses:
Property operating and maintenance	45,964	42,632	41,037	88,596	81,220
Real estate taxes and insurance	7,006	6,735	5,599	13,741	11,789
Depreciation and amortization	45,367	44,628	41,779	89,995	82,770
Sales and marketing	5,804	5,862	5,837	11,666	11,981
General and administrative	11,781	11,517	11,603	23,298	22,870
Rent	8,839	9,221	8,995	18,060	17,394
Total operating expenses	124,761	120,595	114,850	245,356	228,024
Operating income	37,363	37,047	35,693	74,410	69,881
Other income	3,098	—	—	3,098	—
Interest expense	(11,982)	(12,123)	(10,586)	(24,105)	(21,769)
Income before income taxes	28,479	24,924	25,107	53,403	48,112
Income tax expense	(4)	(9)	(19)	(13)	(36)
Net income	28,475	24,915	25,088	53,390	48,076
Net income attributable to noncontrolling interests	3,226	3,047	4,417	6,273	9,557
Net income attributable to common shares	$25,249	$21,868	$20,671	$47,117	$38,519

Net income per share attributable to common shares:
Basic	$0.59	$0.52	$0.52	$1.11	$1.00
Diluted	$0.59	$0.51	$0.52	$1.10	$0.99

Weighted average common shares outstanding:
Basic	42,786	42,378	39,873	42,583	38,605
Diluted	42,939	42,592	39,993	42,781	38,759

(1)	Below is a breakout of our contractual data center rental, power, and tenant reimbursements and other revenue:

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Rental revenue	$86,960	$85,207	$81,612	$172,167	$162,498
Power revenue	47,014	44,360	41,902	91,374	83,180
Tenant reimbursement and other	2,819	3,409	3,594	6,228	5,935
Rental, power, and related revenue	$136,793	$132,976	$127,108	$269,769	$251,613

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	10

Reconciliations of Net Income to FFO, AFFO, EBITDAre and Adjusted EBITDA

(in thousands, except per share data)

Reconciliation of Net Income to FFO

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net income	$28,475	$24,915	$25,088	$53,390	$48,076
Real estate depreciation and amortization	43,636	42,889	40,162	86,525	79,577
FFO available to common shareholders and OP unit holders	$72,111	$67,804	$65,250	$139,915	$127,653
Other income adjustment(1)	(3,098)	—	—	(3,098)	—
FFO available to common shareholders and OP unit holders, as adjusted(1)	$69,013	$67,804	$65,250	$136,817	$127,653

Weighted average common shares outstanding - diluted	42,939	42,592	39,993	42,781	38,759
Weighted average OP units outstanding - diluted	5,664	5,941	8,377	5,801	9,586
Total weighted average shares and units outstanding - diluted	48,603	48,533	48,370	48,582	48,345

FFO per common share and OP unit - diluted	$1.48	$1.40	$1.35	$2.88	$2.64

FFO per common share and OP unit - diluted, as adjusted(1)	$1.42	$1.40	$1.35	$2.82	$2.64

(1)	FFO available to shares and units, as adjusted, excludes a one-time benefit of $3.1 million, or $0.06 per share and unit, as a result of the release of a tax liability during the quarter that is no longer expected to be incurred.

Reconciliation of FFO to AFFO

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
FFO available to common shareholders and unit holders	$72,111	$67,804	$65,250	$139,915	$127,653

Adjustments:
Amortization of deferred financing costs and hedge amortization	960	987	1,043	1,947	2,072
Non-cash compensation	4,680	4,393	4,172	9,073	7,654
Non-real estate depreciation	1,731	1,739	1,617	3,470	3,193
Straight-line rent adjustment	(479)	(1,792)	(165)	(2,271)	(584)
Amortization of above and below market leases	(37)	(37)	(34)	(74)	(68)
Other income adjustment	(3,098)	—	—	(3,098)	—
Recurring capital expenditures - Data Center	(4,244)	(4,169)	(1,550)	(8,413)	(2,968)
Recurring capital expenditures - Office and Light-industrial	(1,296)	(2,221)	—	(3,517)	—
Tenant improvements	(1,963)	(2,770)	(2,172)	(4,733)	(3,138)
Capitalized leasing costs	(3,741)	(3,445)	(2,870)	(7,186)	(8,413)
AFFO available to common shareholders and OP unit holders	$64,624	$60,489	$65,291	$125,113	$125,401

Reconciliation of Net Income to EBITDAre and Adjusted EBITDA

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net income	$28,475	$24,915	$25,088	$53,390	$48,076
Adjustments:
Interest expense	11,982	12,123	10,586	24,105	21,769
Income taxes	4	9	19	13	36
Depreciation and amortization	45,367	44,628	41,779	89,995	82,770
EBITDAre	$85,828	$81,675	$77,472	$167,503	$152,651
Non-cash compensation	4,680	4,393	4,172	9,073	7,654
Transaction costs / litigation	—	3	—	3	—
Other income adjustment	(3,098)	—	—	(3,098)	—
Adjusted EBITDA	$87,410	$86,071	$81,644	$173,481	$160,305

For additional discussion of these non-GAAP measures, see the Appendix starting on page 22.

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	11

Operating Portfolio & Top Customers

	Data Center Operating Portfolio
	Annualized	Stabilized		Pre-Stabilized		Total			Held for
	Rent	Total	Percent	Total	Percent		Percent	NRSF Under	Development
Market	($000)(1)	NRSF	Occupied(2)	NRSF	Occupied(2)	NRSF	Occupied(2)	Construction	NRSF	Total NRSF

San Francisco Bay	$108,309	940,309	86.3%	—	—%	940,309	86.3%	—	240,000	1,180,309
Los Angeles (3)	95,437	581,181	92.5	50,376	78.2	631,557	91.4	54,388	64,740	750,685
Northern Virginia	62,018	567,269	84.9	—	—	567,269	84.9	—	809,742	1,377,011
New York	24,266	168,267	88.3	34,589	28.6	202,856	78.2	34,587	47,212	284,655
Chicago	16,723	178,407	84.3	54,798	1.4	233,205	64.8	—	112,368	345,573
Boston	15,121	122,730	85.3	19,961	9.3	142,691	74.6	—	110,985	253,676
Denver	5,977	34,924	83.7	—	—	34,924	83.7	—	—	34,924
Miami	1,799	30,176	82.8	—	—	30,176	82.8	—	13,154	43,330

Total Data Center Facilities	$329,650	2,623,263	87.3%	159,724	32.5%	2,782,987	84.1%	88,975	1,398,201	4,270,163

Office & Light-Industrial (4)	9,391	418,110	84.5	—	—	418,110	84.5	—	(49,799)	368,311

Total Portfolio	$339,041	3,041,373	86.9%	159,724	32.5%	3,201,097	84.2%	88,975	1,348,402	4,638,474

(1)	On a gross basis, our total portfolio annualized rent was approximately $346.1 million as of June 30, 2021, which includes $7.1 million in operating expense reimbursements under modified gross and triple-net leases.

(2)	Includes customer leases that have commenced as of June 30, 2021. If all leases signed during the current and prior periods had commenced, the percent occupied would have been as follows:

Percent Leased	Stabilized	Pre-Stabilized	Total
Total Data Center Facilities	88.0%	38.2%	85.2%
Total Portfolio	87.6%	38.2%	85.1%

(3)	Due to our decision to exit and vacate our leased data center space at LA4 and two computer rooms at LA1 by the end of 2021, we have excluded these leased spaces and the associated annualized rent from the reported Los Angeles market operating property portfolio.

(4)	Included within our Northern Virginia market held for development space is our Reston Campus Expansion project comprised of 49,799 NRSF, which is currently operating as office and light-industrial space.

10 Largest Customers (total portfolio, including data center and office and light-industrial “OLI”)

								Weighted
					Percentage		Percentage	Average
			Number	Total	of Total	Annualized	of Total	Remaining
			of	Occupied	Operating	Rent	Annualized	Lease Term in
	CoreSite Vertical	Customer Industry	Locations	NRSF	NRSF(1)	($000)	Rent(2)	Months(3)
1	Cloud	Public Cloud	10	210,138	6.6%	$41,672	12.3%	77
2	Enterprise	Digital Content	8	157,560	4.9	23,799	7.0	31
3	Cloud	Public Cloud	11	328,953	10.3	20,106	5.9	33
4	Cloud	Public Cloud	3	118,684	3.7	14,015	4.1	29
5	Network	Global Service Provider	9	45,297	1.4	9,872	2.9	15
6	Enterprise(4)	Travel / Hospitality	3	33,605	1.0	7,081	2.1	3
7	Cloud	Software as a Service	1	36,304	1.1	6,479	1.9	53
8	Network	US National Service Provider	14	39,778	1.2	5,142	1.6	28
9	Network	Cable Service Provider	16	22,386	0.7	4,634	1.4	35
10	Enterprise	SI & MSP	1	35,402	1.1	4,416	1.3	18
	Total / Weighted Average			1,028,107	32.0%	$137,216	40.5%	43

(1)	Represents the customer’s total occupied square feet divided by the total operating NRSF in the portfolio as of June 30, 2021.
(2)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of June 30, 2021.
(3)	Weighted average based on percentage of total annualized rent expiring calculated as of June 30, 2021.
(4)	This customer has $5.1 million of annualized rent expiring at the end of Q3 2021 and $1.7 million of annualized rent expiring at the beginning of Q4 2021, which will not be renewed.

See the Appendix starting on page 22 for definitions

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	12

Leasing Statistics

Data Center Leasing Activity

			GAAP		GAAP	Cash
	Leasing	Number	Annualized	Total	Annualized	Rental	Cash	GAAP
	Activity	of	Rent	Leased	Rent per	Churn	Rent	Rent
	Period	Leases(1)	($000)	NRSF	Leased NRSF	Rate	Growth	Growth

New / expansion leases commenced	YTD 2021	263	$14,321	87,950	$163
	Q2 2021	133	8,395	59,174	142
	Q1 2021	130	5,926	28,776	206
	Q4 2020	147	20,397	109,154	187
	Q3 2020	130	7,188	33,233	216
	Q2 2020	121	7,925	45,271	175

New / expansion leases signed	YTD 2021	246	$14,773	66,441	$222
	Q2 2021	112	7,798	33,135	235
	Q1 2021	134	6,975	33,306	209
	Q4 2020	151	9,685	53,953	180
	Q3 2020	129	12,485	72,207	173
	Q2 2020	112	3,471	22,191	156

Renewal leases signed	YTD 2021	606	$36,267	228,169	$159	2.1%	3.4%	6.7%
	Q2 2021	330	20,397	136,564	149	1.3	4.2	7.1
	Q1 2021	276	15,870	91,605	173	0.8	2.3	6.1
	Q4 2020	260	15,844	121,420	130	5.4	1.0	4.4
	Q3 2020	309	20,662	135,959	152	1.9	2.9	5.1
	Q2 2020	333	24,961	174,926	143	1.0	(1.5)	5.5

(1)	Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

New / Expansion Leases Signed by Deployment Size by Period(1)

	Q2 2021	Q1 2021	Q4 2020	Q3 2020	Q2 2020
GAAP Annualized Rent ($000)
Retail Colocation (< 130 CkW)	$3,355	$3,558	$4,448	$3,589	$1,901
Small Scale (130 - 500 CkW)	3,598	2,639	3,721	1,634	1,570
Large Scale & Hyperscale (> 500 CkW)	845	778	1,516	7,262	—
Total GAAP Annualized Rent	$7,798	$6,975	$9,685	$12,485	$3,471

(1)	Our new and expansion leases signed are presented based on the critical kilowatt (“CkW”) size, which represents the maximum amount of power that customers can draw per their contractual lease agreement.

MRR per Cabinet Equivalent Billed (TKD Occupied Same-Store)

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	13

Leasing Statistics

Lease Distribution (total portfolio, including total data center and office and light-industrial “OLI”)

			Total	Percentage		Percentage
	Number	Percentage	Operating	of Total	Annualized	of Total
	of	of All	NRSF of	Operating	Rent	Annualized
Lease Distribution	Leases	Leases	Leases	NRSF	($000)	Rent
Unoccupied data center
Leased but not commenced	—	—%	29,367	0.9%	$—	—%
Available capacity	—	—	412,477	12.9	—	—
Unoccupied OLI
Leased but not commenced	—	—	1,561	—	—	—
Available capacity	—	—	63,115	2.0	—	—
Data center deployment by CkW:
Retail Colocation (< 130 CkW)	2,209	85.9	531,645	16.6	81,093	24.0
Small Scale (130 - 500 CkW)	153	6.0	451,717	14.1	72,037	21.2
Large Scale (501 - 2,000 CkW)	49	1.9	421,146	13.2	67,852	20.0
Hyperscale (> 2,000 CkW)	12	0.5	513,784	16.1	91,611	27.0
Powered shell	18	0.7	422,851	13.2	17,057	5.0
OLI	128	5.0	353,434	11.0	9,391	2.8
Portfolio Total	2,569	100.0%	3,201,097	100.0%	$339,041	100.0%

Lease Expirations (total portfolio, including total data center and office and light-industrial “OLI”)

		Total						Annualized
	Number	Operating	Percentage		Percentage	Annualized	Annualized	Rent Per
	of	NRSF of	of Total	Annualized	of Total	Rent Per	Rent at	Leased
	Leases	Expiring	Operating	Rent	Annualized	Leased	Expiration	NRSF at
Year of Lease Expiration	Expiring(1)	Leases	NRSF	($000)	Rent	NRSF	($000)(2)	Expiration
Unoccupied data center	—	441,844	13.8%	$—	—%	$—	$—	$—
Unoccupied OLI	—	64,676	2.0	—	—	—	—	—
2021	615	382,497	11.9	54,916	16.2	144	54,938	144
2022	1,049	509,323	15.9	80,895	23.8	159	82,406	162
2023	397	390,610	12.3	58,738	17.4	150	61,716	158
2024	237	215,246	6.7	33,973	10.0	158	37,871	176
2025	90	236,095	7.4	33,490	9.9	142	41,591	176
2026-Thereafter	53	607,372	19.0	67,638	19.9	111	78,572	129
OLI (3)	128	353,434	11.0	9,391	2.8	27	11,157	32
Portfolio Total / Weighted Average	2,569	3,201,097	100.0%	$339,041	100.0%	$126	$368,251	$137

(1)	Includes leases that upon expiration will automatically be renewed, primarily on a year-to-year basis. Number of leases represents each agreement with a customer; a lease agreement could include multiple spaces and a customer could have multiple leases.

(2)	Represents the final monthly contractual rent under existing customer leases as of June 30, 2021, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement. Leases expiring during 2021 include annualized rent of $8.1 million associated with lease terms currently on a month-to-month basis.

(3)	The office and light-industrial leases are scheduled to expire as follows:

	NRSF of	Annualized
	Expiring	Rent
Year	Leases	($000)
2021	29,411	$846
2022	76,393	1,832
2023	134,272	2,963
2024	13,502	433
2025	25,796	870
Thereafter	74,060	2,447
Total OLI	353,434	$9,391

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	14

Geographic and Vertical Diversification

Geographical Diversification

	Percentage of Total Data Center
	Annualized Rent
Metropolitan Market	June 30, 2021	December 31, 2020
San Francisco Bay	32.8%	32.7%
Los Angeles	29.0	29.2
Northern Virginia	18.8	18.5
New York	7.4	7.2
Chicago	5.1	5.3
Boston	4.6	4.8
Denver	1.8	1.8
Miami	0.5	0.5
Total	100.0%	100.0%

Vertical Diversification

	Percentage of Total Data Center
	Annualized Rent
Vertical	June 30, 2021	December 31, 2020
Enterprise	42.0%	42.2%
Cloud	34.3	33.8
Network	23.7	24.0
Total	100.0%	100.0%

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	15

Capital Expenditures and Completed

Pre-Stabilized Projects

(in thousands, except NRSF, cost per NRSF, MW, and cost per MW data)

Capital Expenditures and Repairs and Maintenance

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,
	2021	2021	2020	2020
Data center expansion(1)	$28,707	$19,951	$29,110	$37,117
Non-recurring investments(2)	744	551	1,078	980
Tenant improvements	1,963	2,770	1,506	1,275
Recurring capital expenditures - Data Center(3)	4,244	4,169	2,457	2,911
Recurring capital expenditures - Office and Light-industrial(3)	1,296	2,221	—	—
Total capital expenditures	$36,954	$29,662	$34,151	$42,283

Repairs and maintenance expense(4)	$3,936	$3,688	$4,214	$3,649

(1)	Data center expansion capital expenditures include new data center construction, development projects adding capacity to existing data centers and other revenue generating investments. Data center expansion also includes investment of Deferred Expansion Capital.

(2)	Non-recurring investments include upgrades to existing data center or office space and company-wide improvements that are ancillary to revenue generation, such as internal system development for on-premises IT infrastructure and system-wide security upgrades, which have a future economic benefit.

(3)	Recurring capital expenditures within our data center space include required equipment upgrades with future economic benefit within our operating portfolio. Recurring capital incurred within our office and light-industrial space includes upgrades to convert vacant unrefined space into useable office space in preparation for a specific customer deployment.

(4)	Repairs and maintenance expense is classified within property operating and maintenance expense in the consolidated statements of operations. These expenditures represent recurring maintenance contracts and repairs to operating equipment necessary to maintain current operations.

Completed Pre-Stabilized Projects

	Metropolitan			Power		Cost Per	Cost Per	Percent	Percent
Projects / Facilities	Market	Completion	NRSF	(MW)	Cost(1)	NRSF	MW	Leased(2)	Occupied
BO1	Boston	Q4 2019	19,961	1.5	$7,124	$357	$4,749	9.3%	9.3%
NY2 Phase 3	New York	Q1 2020	34,589	4.0	50,144	1,450	12,536	35.8	28.6
CH2 Phase 1	Chicago	Q2 2020	54,798	6.0	62,988	1,149	10,498	3.8	1.4
LA3 Phase 1	Los Angeles	Q4 2020	50,376	6.0	72,513	1,439	12,086	88.9	78.2
Total completed pre-stabilized			159,724	17.5	$192,769	$1,207	$11,015	38.2%	32.5%

(1)	Cost includes capital expenditures related to the specific project / phase and, for CH2 Phase 1, LA3 Phase 1, and NY2 Phase 3, also includes allocations of capital expenditures related to land, building shell, and infrastructure that were incurred at the beginning or during the first phase of the overall project.

(2)	Includes customer leases that have been signed as of June 30, 2021, but have not commenced. The percent leased is determined based on leased NRSF as a proportion of total pre-stabilized NRSF.

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	16

Development Summary

Data Center Leasing Capacity

The following chart sets forth the total data center power capacity in megawatts (“MW”), net of backlog, available in our portfolio as of the end of each reporting period presented:

(1)	The available capacity represents total MW’s within unoccupied operating data center space, net of backlog.
(2)	The MWs under construction represents sellable capacity that will be available for lease according to the estimated timeline disclosed in the development table below.
(3)	The developable MW’s represents the sellable capacity that is currently held for development within existing core and shell buildings.

Development Detail

(in thousands, except NRSF and power data)

	Under Construction						Held for Development			Total
			Costs				Estimated			Estimated
	Estimated		Incurred	Estimated	Percent	Power			Power
Projects/Facilities	Completion	NRSF	To- Date	Total	Leased	(MW)	NRSF	Total Cost	(MW)	NRSF	Cost

Data center expansion
BO1	—	—	$—	$—	—%	—	110,985	$71,200	9.0	110,985	$71,200
CH2
Phase 2	—	—	—	—	—	—	56,184	40,000	6.0	56,184	40,000
Phase 3	—	—	—	—	—	—	56,184	40,000	6.0	56,184	40,000
LA1	—	—	—	—	—	—	10,352	1,250	0.5	10,352	1,250
LA3
Phase 2	Q4 2021	54,388	10,369	30,100	4.4	6.0	—	—	—	54,388	30,100
Phase 3	—	—	—	—	—	—	54,388	36,000	6.0	54,388	36,000
MI1	—	—	—	—	—	—	13,154	7,500	1.0	13,154	7,500
NY2
Phase 4A	Q1 2022	34,587	3,118	19,400	—	4.0	—	—	—	34,587	19,400
Phase 4B	—	—	—	—	—	—	12,112	3,000	1.0	12,112	3,000
Phase 5	—	—	—	—	—	—	35,100	40,000	4.5	35,100	40,000
VA3
Phase 1C	—	—	—	—	—	—	49,316	35,000	6.0	49,316	35,000
Phase 1D	—	—	—	—	—	—	34,143	22,000	3.0	34,143	22,000
Phase 1E	—	—	—	—	—	—	23,365	22,000	3.0	23,365	22,000
Total data center expansion		88,975	$13,487	$49,500	4.4%	10.0	455,283	$317,950	46.0	544,258	$367,450

New development
Ground-up construction
VA3
Phase 2	—	—	—	—	—	—	289,173	200,000	27.0	289,173	200,000
Reston Campus Expansion
Future Phases	—	—	—	—	—	—	413,745	550,000	54.0	413,745	550,000
Pre-construction
SV9	—	—	—	—	—	—	240,000	325,000	30.0	240,000	325,000
Total new development		—	$—	$—	—%	—	942,918	$1,075,000	111.0	942,918	$1,075,000

Total development(1)(2)		88,975	$13,487	$49,500	4.4%	10.0	1,398,201	$1,392,950	157.0	1,487,176	$1,442,450

(1)	In addition to new development and incremental capacity in existing core and shell buildings, we have land adjacent to our NY2 facility, in the form of an existing parking lot. By utilizing this land, we believe we can build approximately 100,000 NRSF of data center capacity in Secaucus, New Jersey, upon receipt of necessary entitlements.
(2)	We have an estimated $22.1 million in deferred expansion capital under construction at multiple properties as of June 30, 2021, of which $13.8 million has been incurred to-date. We estimate approximately $52 million of additional deferred expansion capital may be required in the future to support existing or anticipated future customer utilization.

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	17

Market Capitalization and Debt Summary

(in thousands, except per share data)

Market Capitalization

	Shares or
	Equivalents	Market Price as of	Market Value
	Outstanding	June 30, 2021	Equivalents
Common shares	44,206	$134.60	$5,950,063
Operating partnership units	4,715	134.60	634,704
Total equity			6,584,767
Total net principal debt outstanding(1)			1,754,634
Total enterprise value			$8,339,401

Net principal debt to enterprise value			21.0%

(1)	Net principal debt outstanding includes total principal debt outstanding net of $2.9 million of cash and cash equivalents.

Debt Summary(1)

	Weighted	Outstanding as of:
	Average	June 30,	December 31,
Instrument	Rate(2)	2021	2020
Revolving credit facility	1.35%	$182,500	$148,500
Senior unsecured term loans	2.27	700,000	700,000
Senior unsecured notes	4.16	875,000	875,000
Total principal debt outstanding		1,757,500	1,723,500
Unamortized deferred financing costs		(6,495)	(7,589)
Total debt		$1,751,005	$1,715,911
Weighted average interest rate	3.12%

Floating rate vs. fixed rate debt		10% / 90%	9% / 91%

(1)	See the filed Form 10-K and 10-Q for information on specific debt instruments.
(2)	The interest rates above reflect the impacts of interest rate swap agreements.

Debt Maturities

(1)	The revolving credit facility contains a one-time extension option, which, if exercised, would extend the maturity date to November 2024.

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	18

Interest Summary, Debt Covenants and Liquidity

(in thousands)

Interest Expense Components

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Interest expense and fees	$13,761	$13,700	$12,810	$27,461	$26,430
Amortization of deferred financing costs and hedge amortization	960	987	1,043	1,947	2,072
Capitalized interest	(2,739)	(2,564)	(3,267)	(5,303)	(6,733)
Total interest expense	$11,982	$12,123	$10,586	$24,105	$21,769

Percent capitalized	18.6%	17.5%	23.6%	18.0%	23.6%

Debt Covenants and Liquidity

	Revolving Credit Facility and Senior Unsecured Term Loans and Notes
		June 30,		March 31,		December 31,		September 30,		June 30,
	Required Compliance	2021		2021		2020		2020		2020

Fixed charge coverage ratio	Greater than 1.50x	6.4	x	6.2	x	6.0	x	6.1	x	6.5	x
Total indebtedness to gross asset value	Less than 60%	33.0%		33.8%		33.6%		32.3%		31.1%
Secured debt to gross asset value	Less than 40%	—%		—%		—%		—%		—%

Revolving credit facility availability		$450,000		$450,000		$450,000		$450,000		$450,000
Borrowings outstanding		(182,500)		(169,000)		(148,500)		(120,000)		(99,000)
Outstanding letters of credit		(6,053)		(6,053)		(6,053)		(6,053)		(6,053)
Current availability		$261,447		$274,947		$295,447		$323,947		$344,947

Cash		2,866		3,791		5,543		2,894		2,686
Current liquidity		$264,313		$278,738		$300,990		$326,841		$347,633

Subsequent debt financing(1)		—		—		—		—		50,000
Pro forma liquidity		$264,313		$278,738		$300,990		$326,841		$397,633

(1)	On May 6, 2020, the Company executed a note purchase agreement to issue an aggregate principal of $150 million senior notes. On May 6, 2020, we issued $100 million of senior notes, and on July 14, 2020, we issued the remaining $50 million of senior notes. The proceeds from the senior notes were used to pay down outstanding amounts on the revolving credit facility.

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	19

Components of Net Asset Value (NAV)

(in thousands)

Cash Net Operating Income

Reconciliation of Net Operating Income (NOI)	Q2 2021	Annualized
Operating Income	$37,363	$149,452
Adjustments:
Depreciation and amortization	45,367	181,468
General and administrative	11,781	47,124
Net Operating Income	$94,511	$378,044

Cash Net Operating Income (Cash NOI)
Net Operating Income	$94,511	$378,044
Adjustments:
Straight-line rent	(479)	(1,916)
Amortization of above and below-market leases	(37)	(148)
Cash NOI	$93,995	$375,980

Cash NOI with backlog (85.1% leased)(1)	$97,622	$390,488
Cash stabilized NOI (93% leased)	$106,685	$426,740

(1)	Cash NOI with backlog includes cash backlog as of June 30, 2021, less any leasing of currently occupied NRSF and data center projects under development.

Development Projects

Data Center Projects Under Construction	Q2 2021
TKD construction in progress(1)	$13,487
Remaining spend(1)	36,013
Total	$49,500

Targeted stabilized annual yields	12 - 16%
Annualized pro forma NOI range	$5,900 - 8,000

(1)	Does not include spend associated with leasing commissions. See page 17 for further breakdown of data center projects under construction.

Other Assets and Liabilities

Other Assets	Q2 2021
Remaining construction in progress(1)	$351,943
Cash and cash equivalents	2,866
Accounts and other receivables	24,804
Other tangible assets	28,630
Total other assets	$408,243

Liabilities
Principal debt	$1,757,500
Accounts payable, accrued expenses and other liabilities	136,506
Accrued dividends and distributions	65,154
Total liabilities	$1,959,160

Weighted average common shares and units - diluted	48,603

(1)	Represents the book value of in-progress capital projects, including land and shell building, of future data center expansion, non-recurring investments, tenant improvements and recurring capital expenditures.

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	20

2021 Guidance

(in thousands, except per share data)

The annual guidance provided below represents forward-looking projections, which are based on current economic conditions, internal assumptions about our existing customer base and the supply and demand dynamics of the markets in which we operate. Please refer to the press release for additional information on forward-looking statements.

		2021			Implied
	Low	High	Mid	2020	Growth(1)
Net income attributable to common diluted shares	$1.99	$2.07	$2.03	$1.95	4.1%
Real estate depreciation and amortization	3.59	3.59	3.59	3.36
Other income adjustment(2)	(0.06)	(0.06)	(0.06)	—
FFO per common share and OP unit - diluted, as adjusted	$5.52	$5.60	$5.56	$5.31	4.7%

Projected operating results:
Total operating revenues	$645,000	$653,000	$649,000	$606,824	7.0%
Interconnection revenues	88,500	93,500	91,000	84,073	8.2
General and administrative expenses	46,500	50,500	48,500	44,026	10.2
Property taxes and insurance	27,500	29,500	28,500	23,996	18.8

Net Income	$97,000	$101,000	$99,000	$94,617	4.6%
Depreciation and amortization	181,500	181,500	181,500	168,915	7.5
Other adjustments(3)	61,500	65,500	63,500	60,985	4.1
Adjusted EBITDA	$340,000	$348,000	$344,000	$324,517	6.0%

Guidance drivers:
Annual rental churn rate	6.5%	8.5%	7.5%	11.6%
Cash rent growth on data center renewals	2.0%	4.0%	3.0%	0.8%
Capitalized interest	16.0%	20.0%	18.0%	22.1%
Sales and marketing expense as a percentage of revenue	3.7%	3.9%	3.8%	3.9%

Capital expenditures:
Data center expansion	$165,000	$195,000	$180,000	$202,992
Non-recurring investments	2,000	5,000	3,500	3,963
Tenant improvements	4,500	6,500	5,500	5,919
Recurring capital expenditures - Data Center	10,000	15,000	12,500	8,336
Recurring capital expenditures - Office & Light-industrial(4)	3,500	3,500	3,500	—
Total capital expenditures	$185,000	$225,000	$205,000	$221,210

(1)	Implied growth is based on the midpoint of 2021 guidance.
(2)	FFO available to shares and units, as adjusted, excludes a one-time benefit of $3.1 million, or $0.06 per share and unit, as a result of the release of a tax liability during the quarter that is no longer expected to be incurred
(3)	Refer to the appendix for the adjustments made to net income to calculate adjusted EBITDA.
(4)	Included in our recurring capital expenditures is an estimated $3.5 million of expenditures related to an office lease that commenced in Q2 2021.

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	21

Appendix

Definitions

This document includes certain non-GAAP financial measures that management believes are helpful in understanding our business, as further described below. Our definition and calculation of non-GAAP financial measures may differ from those of other Real Estate Investment Trusts (“REITs”) and therefore may not be comparable. The non-GAAP measures should not be considered an alternative to net income as an indicator of our performance and should be considered only a supplement to net income, cash flows from operating, investing or financing activities as measures of profitability and/or liquidity, computed in accordance with GAAP.

Adjusted Funds From Operations “AFFO” is a non-GAAP measure that is used as a supplemental operating measure specifically for comparing year over year ability to fund dividend distribution from operating activities. We use AFFO as a basis to address our ability to fund our dividend payments. AFFO is calculated by adding to or subtracting from FFO:

1.	Plus: Amortization of deferred financing costs and hedge amortization
2.	Plus: Non-cash compensation
3.	Plus: Non-real estate depreciation
4.	Plus: Impairment charges
5.	Plus: Below market debt amortization
6.	Plus / Less: Net straight line rent adjustments (lessor revenue and lessee expense)
7.	Plus / Less: Net amortization of above and below market leases
8.	Less: Recurring capital expenditures
9.	Less: Tenant improvements
10.	Less: Capitalized leasing costs

Capitalized leasing costs consist of commissions payable to third parties, including brokers, leasing agents, referral agents, and internal sales commissions payable to employees. Capitalized leasing costs are accrued and deducted from AFFO generally in the period the lease is executed. Leasing costs are generally paid a) to third party brokers and internal sales employees 50% at customer lease signing and 50% at lease commencement and b) to referral and leasing agents monthly over the lease term as and to the extent we receive payment from the end customer.

In Q2 2021, we excluded from AFFO a one-time, non-cash benefit of $3.1 million as a result of the release of a tax liability during the quarter that is no longer expected to be incurred.

AFFO is not intended to represent cash flow from operations for the period, and is only intended to provide an additional measure of performance by adjusting for the effect of certain items noted above included in FFO. Other REITs widely report AFFO, however, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

Annualized Rent

Monthly contractual rent under existing commenced customer leases as of quarter-end, multiplied by 12. This amount reflects total annualized base rent before any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	22

Appendix

Data Center Leasing Metrics

●	Cash Rental Churn Rate – represents data center leases which are not renewed, fully terminated, or partially terminated during the period. Rental churn is calculated based on the annualized cash rent of data center expired leases terminated in the period, compared with total data center annualized rent at the beginning of the period.
●	Cash and GAAP Rent Growth – represents the change in rental rates on renewed data center leases signed during the period, as compared with the previous rental rates for the same space. Cash and GAAP rent growth are calculated based on annualized rent from the renewed data center lease compared to annualized rent from the expired data center lease.

Data Center Net Rentable Square Feet (“NRSF”)

Both occupied and available data center NRSF includes a factor based on management’s estimate of space to account for a customer’s proportionate share of the required data center support space (such as the mechanical, telecommunications and utility rooms) and building common areas, which may be updated on a periodic basis to reflect the most current build-out of our properties.

Deferred Expansion Capital

As we construct data center capacity, we work to optimize both the amount of the capital we deploy on power and cooling infrastructure and the timing of that capital deployment; as such, we generally construct our power and cooling infrastructure supporting our data center NRSF based on our estimate of customer utilization. This practice can result in our investment at a later time in Deferred Expansion Capital. We define Deferred Expansion Capital as our estimate of the incremental capital we may invest in the future to add power or cooling infrastructure to support existing or anticipated future customer utilization of NRSF within our operating data centers. From time to time, we may revise our estimate of Deferred Expansion Capital as well as the potential time period during which we may invest it. See the Development Summary for more detail.

Earnings before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDA

EBITDAre is calculated in accordance with the standards established by the National Association of Real Estate Investment Trusts (“Nareit”). EBITDAre is defined as earnings before interest, taxes, depreciation and amortization, gains or losses from the sale of depreciated property, and impairment of depreciated property. We calculate adjusted EBITDA by adding our non-cash compensation expense, transaction costs from unsuccessful deals and business combinations and litigation expense to EBITDAre as well as adjusting for the impact of other impairment charges, gains or losses from sales of undepreciated land and gains or losses on early extinguishment of debt. In Q2 2021, we excluded from adjusted EBITDA a one-time, non-cash benefit of $3.1 million as a result of the release of a tax liability during the quarter that is no longer expected to be incurred.

Management uses EBITDAre and adjusted EBITDA as indicators of our ability to incur and service debt. In addition, we consider EBITDAre and adjusted EBITDA to be appropriate supplemental measures of our performance because they eliminate depreciation and interest, which permits investors to view income from operations without the impact of

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	23

non-cash depreciation or the cost of debt. However, because EBITDAre and adjusted EBITDA are calculated before recurring cash charges including interest expense and taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utilization as a cash flow measurement is limited.

Funds From Operations (“FFO”) is a supplemental measure of our performance which should be considered along with, but not as an alternative to, net income and cash provided by operating activities as a measure of operating performance. We calculate FFO in accordance with the standards established by Nareit. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) from sales of property and undepreciated land and impairment write-downs of depreciable real estate, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures.

Our management uses FFO as a supplemental performance measure because, by excluding real estate related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs.

We offer this measure because we recognize that investors use FFO as a basis to compare our operating performance with that of other REITs. However, the utility of FFO as a measure of our performance is limited because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and capitalized leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our financial condition and results from operations. FFO is a non-GAAP measure and should not be considered a measure of liquidity, an alternative to net income, cash provided by operating activities or any other performance measure determined in accordance with GAAP, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. In addition, our calculations of FFO are not necessarily comparable to FFO as calculated by other REITs that do not use the same definition or implementation guidelines or interpret the standards differently from us. Investors in our securities should not rely on these measures as a substitute for any GAAP measure, including net income.

GAAP Annualized Rent

Represents the monthly average contractual rent as stated on customer contracts, multiplied by 12. This amount is inclusive of any one-time or non-recurring rent abatements and excludes power revenue, interconnection revenue and operating expense reimbursement.

Monthly Recurring Revenue per Cabinet Equivalent Billed

Represents the turn-key monthly recurring colocation revenue (“MRR”) per cabinet equivalent billed. We define MRR as recurring contractual revenue, including rental, power, and interconnection revenue and operating expense reimbursement, under existing commenced customer leases. MRR per cabinet equivalent is calculated as (current quarter MRR/3) divided by ((quarter-end cabinet equivalents billed plus prior quarter-end cabinet equivalents billed)/2). Cabinet equivalents are calculated as cage-usable square feet (turn-key leased NRSF/NRSF factor) divided by 25.

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	24

Appendix

Net Operating Income (“NOI”) and Cash NOI – NOI, and cash NOI are supplemental measures for the operating performance of the Company’s portfolio. NOI is operating revenues less operating expenses adjusted for items such as depreciation and amortization, general and administrative expenses, transaction costs from unsuccessful deals and business combinations and litigation expenses. Cash NOI is NOI less straight-line rents and above and below market rent amortization.

NRSF Held for Development

Represents incremental data center capacity that may be constructed in existing facilities that requires significant capital investment in order to develop new data center facilities. The estimates are based on current construction plans and expectations regarding entitlements, and they are subject to change based on current economic conditions, final zoning approvals, and the supply and demand of the market. The estimated NRSF for new development projects is based on the entire building size. NRSF placed into service may change depending on the final construction and utilization of the built space.

NRSF Under Construction

Represents NRSF for which substantial activities are ongoing to prepare the property for its intended use following development. The NRSF reflects management’s estimate of engineering drawings and required support space and is subject to change based on final demising of space. TKD estimated development costs include two components: 1) general construction to ready the NRSF as data center space and 2) power, cooling and other infrastructure to provide the designed amount of power capacity for the project. Following development completion, incremental capital, referred to as Deferred Expansion Capital, may be invested to support existing or anticipated future customer utilization of NRSF within our operating data centers.

NRSF Pre-Construction

Represents NRSF for which the projects are in the design and permitting stage. Construction will commence upon receipt of the applicable permits. The estimated completion dates are subject to change based on the timing of final design and permitting approvals.

Turn-Key Same-Store

Includes turn-key data center space that was leased or available to be leased to our colocation customers as of December 31, 2019, at each of our properties, and excludes powered shell data center space, office and light-industrial space and space for which development was completed and became available to be leased after December 31, 2019. The turn-key same-store space as of December 31, 2019, is 2,168,173 NRSF. We track same-store on a computer room basis within each data center facility.

Stabilized and Pre-Stabilized NRSF

Data center projects and facilities that recently have been developed and are in the initial lease-up phase are classified as pre-stabilized NRSF until they reach 85% occupancy or have been in service for 24 months. Pre-stabilized projects and facilities become stabilized operating properties at the earlier of achievement of 85% occupancy or 24 months after development completion and are included in the stabilized operating NRSF.

Quarter Ended June 30, 2021

Overview	Financial Statements	Operating Portfolio	Development	Capital Structure	Components of NAV	Guidance	Appendix	25